UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2005
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amended Current Report on Form 8K/A amends the Current Report on Form 8-K filed with the Commission on November 16, 2005. This Amended Current Report corrects the reporting of information under Section 8 - Other Events, Item 8.01 - Other Events, to reporting under Section 2 - Financial Information, Item 2.01 - Completion of Acquisition or Disposition of Assets.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following property on the date indicated below:

SBC Complex; Hoffman Estates, Illinois

On November 15, 2005, MB REIT purchased, from an unaffiliated third party, SBC Communications, Inc., a fee simple interest in a commercial office complex in Hoffman Estates, Illinois for a cash purchase price of approximately $338 million. The complex, which has three office buildings, contains a total of approximately 1.69 million of gross leasable square feet.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 16, 2005, Inland American Real Estate Trust, Inc. issued the press release attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements, ProForma Financial Information and Exhibits

(a)

Financial Statements

No audited financial statements are required to be filed for SBC Complex under Rule 3-14 of the Securities and Exchange Commision Regulation S-X

(b)

Exhibit 99.1

Press Release dated November 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	December 22, 2005